                                                                     EXHIBIT 4.2

NUMBER W                                                                 WARRANT
        ---------------
                                                             WARRANT TO PURCHASE

                                                                       ---------
                                                                          SHARES

                                                                 see reverse for
                                                             certain definitions

                           NETSOL TECHNOLOGIES, INC.
                         COMMON STOCK PURCHASE WARRANT

will be void if not exercised prior to 11:59 P.M. Pacific Time on        , 200

THIS CERTIFIES THAT

FOR VALUE RECEIVED _______________, THE REGISTERED HOLDER ("HOLDER"),

is entitled to purchase from NetSol Technologies, Inc., a Nevada corporation (the "Company") at any time after 9:00 A.M. Eastern Time on ________, _____ at the purchase price per share of $___ (the "Warrant Price"), the number of shares of Common Stock of the Company set forth above (the "Shares"). The Warrants expire on _______, 200_. Holders will not have any rights or privileges of shareholders of the Company prior to exercise of the Warrants. The Warrant evidenced hereby may be exercised in whole or in part by presentation of this Warrant certificate with the Purchase Form on the reverse side hereof fully executed (with a signature guarantee as provided on the reverse side hereof) and simultaneous payment of the Warrant Price (subject to adjustment) at the principal office of the Company. Payment of such price shall be made at the option of the holder in cash or by certified check or bank draft. The Warrants evidenced hereby are part of a duly authorized issue of Common Stock Purchase Warrants with rights to purchase an aggregate of up to ___________ shares of Common Stock of the Company. Upon any partial exercise of the Warrant evidenced hereby, there shall be countersigned and issued to the Holder a new Warrant Certificate in respect of the Shares as to which the Warrants evidenced hereby shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Company by surrender of this Warrant Certificate properly endorsed with a signature guarantee either separately or in combination with one or more other Warrants for one or more new Warrants to purchase the same aggregate number of Shares as evidenced by the Warrant or Warrants exchanged. No fractional Shares will be issued upon the exercise of rights to purchase hereunder, but the Company shall pay the cash value of any fraction upon the exercise of one or more Warrants. The Holder hereof may be treated by the Company and all other persons dealing with this Warrant Certificate as the absolute owner hereof for all purposes and as the person entitled to exercise the rights represented hereby, any notice to the contrary notwithstanding, and until such transfer is on such books, the Company may treat the Holder as the owner for all purposes.

DATED:                                   NETSOL TECHNOLOGIES, INC.


------------------------------------     --------------------------------------
NAJEEB U. GHAURI, SECRETARY              NAEEM GHAURI, PRESIDENT

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, OR A PRIOR OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT.

                              ELECTION TO PURCHASE

         The undersigned hereby elects irrevocably to exercise the within Warrant and to purchase _______________________ shares of Common Stock of NetSol Technologies, Inc. and hereby makes payment of $_________ (at the rate of $0.38 per share) in payment of the Exercise Price pursuant hereto. Please issue the shares as to which this Warrant is exercised in accordance with the instructions given below.

         The undersigned represents and warrants that the exercise of the within Warrant was solicited by the member firm of the National Association of Securities Dealers, Inc. ("NASD") listed below. If not solicited by an NASD member, please write "unsolicited" in the space below.

             ------------------------------------------------------
                  (Insert Name of NASD Member or "Unsolicited")


Dated:                 , 200
       ----------------     --
                                    Signature:
                                              ---------------------------------


                     INSTRUCTIONS FOR REGISTRATION OF SHARES

Name (print)
             -----------------------------------

Address (print)
             -----------------------------------


THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SHARES UNDER THE SECURITIES ACT OF 1933, OR A PRIOR OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THAT REGISTRATION IS NOT REQUIRED UNDER THAT ACT.